Exhibit 99.1

January 26, 2023

PACWEST BANCORP ANNOUNCES RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2022

FOR IMMEDIATE RELEASE

FOURTH QUARTER 2022 RESULTS

$39.6M	$0.33	14.39%	8.70%
Net Earnings Available to Common Stockholders	Diluted Earnings per Common Share	ROATCE	CET1

FOURTH QUARTER 2022 HIGHLIGHTS

•      Announced leadership transition with Paul Taylor as President and CEO and Kevin Thompson as CFO

•      Strategically sold $1 billion of available-for-sale securities for a loss of $49 million to pay down FHLB borrowings and to improve the capital and liquidity position of the Bank

•      Recorded goodwill impairment of $29 million related to Civic as part of a strategy to restructure this lending subsidiary

•      Shut down Premium Finance and Multi-Family lending groups as part of a strategy to focus on relationship-based community banking, which will result in cost savings and improved capital

•      Recorded early retirement benefits and severance expense of $5.7 million as a first step in operational efficiency initiative

•      All risk-based capital ratios increased from 3Q22, with CET1 increasing from 8.56% to 8.70%

•      Credit metrics remain steady with nonperforming assets ratio of 38 basis points

FULL YEAR 2022 RESULTS

$404.3M	$3.37	21.04%	51.0%
Net Earnings Available to Common Stockholders	Diluted Earnings per Common Share	ROATCE	Efficiency Ratio

FULL YEAR 2022 HIGHLIGHTS

•	Loan growth of $5.7 billion; up 24.7% from 2021
•	Net interest income (TE) of $1.3 billion in 2022 vs. $1.1 billion in 2021; up 16.6%
•	Strong earnings allowed us to return $140 million to our stockholders through dividends

CEO COMMENTARY

Paul Taylor, President and CEO, commented, “In the fourth quarter, we initiated a new strategic plan designed to maximize shareholder value by strengthening our community bank focus, exiting non-core products, and improving our operational efficiency. The first strategic step we took was to sell $1 billion of available-for-sale securities, resulting in a loss on sale of $49 million. The proceeds were used to pay down FHLB borrowings and to improve the capital and liquidity position of the Bank going forward. Secondly, we recorded goodwill impairment of $29 million related to Civic as part of a strategy to restructure this lending subsidiary. Goodwill is a non-cash charge and has no impact on our regulatory capital ratios, cash flows, or liquidity position. We believe these actions will result in an improvement in the profitability and risk profile of Civic going forward. Next, we are slowing loan growth to preserve capital and strengthen our balance sheet, including shutting down our operations in our Premium Finance and Multi-Family lending groups. Finally, we are working to improve the overall operational efficiency of the Bank. As a first step in this initiative, we recorded early retirement benefits and severance expense of $5.7 million.”

“PacWest is a strong organization with extraordinary clients and has a talented and loyal team. Credit quality remains strong as evidenced by credit metrics such as nonperforming assets of 38 basis points and net charge-offs of four basis points for the quarter and two basis points for the year. As we head into 2023, our priority is to refocus on core relationship-based community banking, which is expected to result in increased core deposits, increased capital ratios, and an improved efficiency ratio, and allow us to maintain our credit quality at the current favorable levels.”

FINANCIAL HIGHLIGHTS

	At or For the			At or For the
	Three Months Ended			Year Ended December 31,
	December 31,	September 30,	Increase			Increase
Financial Highlights (1)	2022	2022	(Decrease)	2022	2021	(Decrease)

	(Dollars in thousands, except per share data)
Net earnings available to common stockholders	$39,562	$122,224	$(82,662)	$404,274	$606,959	$(202,685)
Diluted earnings per common share	$0.33	$1.02	$(0.69)	$3.37	$5.10	$(1.73)
Pre-provision, pre-goodwill impairment, pre-tax net revenue ("PPNR") (2)	$106,151	$178,182	$(72,031)	$621,068	$660,334	$(39,266)
Return on average assets	0.48%	1.28%	(0.80)	1.05%	1.71%	(0.66)
PPNR return on average assets (2)	1.02%	1.73%	(0.71)	1.53%	1.86%	(0.33)
Return on average tangible common equity (2)	14.39%	24.11%	(9.72)	21.04%	24.41%	(3.37)

Yield on average loans and leases (tax equivalent)	5.73%	5.12%	0.61	5.07%	5.08%	(0.01)
Cost of average total deposits	1.37%	0.70%	0.67	0.59%	0.09%	0.50
Net interest margin ("NIM") (tax equivalent)	3.41%	3.57%	(0.16)	3.49%	3.40%	0.09
Efficiency ratio	53.3%	51.0%	2.3	51.0%	46.9%	4.1

Total assets	$41,228,936	$41,404,592	$(175,656)	$41,228,936	$40,443,344	$785,592
Loans and leases held for investment, net of deferred fees	$28,609,129	$27,660,041	$949,088	$28,609,129	$22,941,548	$5,667,581
Noninterest-bearing demand deposits	$11,212,357	$12,775,756	$(1,563,399)	$11,212,357	$14,543,133	$(3,330,776)
Core deposits	$26,561,129	$28,559,310	$(1,998,181)	$26,561,129	$32,734,949	$(6,173,820)
Total deposits	$33,936,334	$34,195,872	$(259,538)	$33,936,334	$34,997,757	$(1,061,423)

As percentage of total deposits:
Noninterest-bearing demand deposits	33%	37%	(4)	33%	41%	(8)
Core deposits	78%	83%	(5)	78%	93%	(15)

Equity to assets ratio	9.58%	9.36%	0.22	9.58%	9.89%	(0.31)
Common equity tier 1 capital ratio	8.70%	8.56%	0.14	8.70%	8.86%	(0.16)
Tier 1 capital ratio	10.60%	10.46%	0.14	10.60%	9.32%	1.28
Total capital ratio	13.61%	13.43%	0.18	13.61%	12.69%	0.92
Tangible common equity ratio (2)	5.13%	4.85%	0.28	5.13%	6.54%	(1.41)
Tangible book value per common share (2)	$17.00	$16.11	$0.89	$17.00	$21.31	$(4.31)

(1)	The operations of the HOA Business are included from its October 8, 2021 acquisition date and the operations of Civic are included from its February 1, 2021 acquisition date.
(2)	Non-GAAP measure.

INCOME STATEMENT HIGHLIGHTS

NET INTEREST INCOME

Net interest income decreased by $12.2 million to $322.9 million for the fourth quarter of 2022 compared to $335.2 million for the third quarter of 2022 due mainly to higher interest expense on deposits and borrowings, offset partially by higher interest income on loans and leases and deposits in financial institutions. Interest income on loans and leases increased by $58.4 million in the fourth quarter of 2022 due to a 61 basis points increase in the tax equivalent yield on average loans and leases and a $1.2 billion increase in the average balance of loans and leases compared to the third quarter of 2022. Interest income on deposits in financial institutions increased by $7.4 million in the fourth quarter of 2022 due mainly to a 147 basis points increase in the yield on average deposits in financial institutions. The tax equivalent yield on average loans and leases was 5.73% for the fourth quarter of 2022 compared to 5.12% for the third quarter of 2022. The increase in the tax equivalent yield on average loans and leases was due primarily to higher coupon interest attributable to increased rates on production and on existing variable rate loans. Interest expense on deposits increased by $56.3 million in the fourth quarter of 2022 due mainly to increased market rates that contributed to a 67 basis points increase in the cost of average total deposits. Interest expense on borrowings increased by $16.9 million due to a $1.2 billion increase in the average balance and a 231 basis points increase in the cost of average borrowings attributable mainly to having a full quarter of the higher-cost credit-linked notes outstanding.

The tax equivalent NIM was 3.41% for the fourth quarter of 2022 compared to 3.57% for the third quarter of 2022. The decrease in the NIM was due mainly to a higher cost of average interest-bearing liabilities due primarily to a $1.7 billion decrease in the average balance of core deposits and an increase in average time deposits, offset partially by higher yields on average loans and leases and deposits in financial institutions.

The cost of average total deposits was 1.37% for the fourth quarter of 2022 compared to 0.70% for the third quarter of 2022 due mainly to higher market interest rates and an increase in the average balance of time deposits.

PROVISION FOR CREDIT LOSSES

The following table presents details of the provision for credit losses for the periods indicated:

	Three Months Ended
	December 31,	September 30,	Increase
Provision for Credit Losses	2022	2022	(Decrease)

	(In thousands)
Addition to allowance for loan and lease losses	$14,000	$3,000	$11,000
Reduction in reserve for unfunded loan commitments	(4,000)	-	(4,000)
Total loan-related provision	10,000	3,000	7,000
Addition to allowance for held-to-maturity securities	-	-	-
Total provision for credit losses	$10,000	$3,000	$7,000

The provision for credit losses was $10.0 million for the fourth quarter of 2022 compared to $3.0 million for the third quarter of 2022. The $7.0 million increase in the loan-related provision was due mainly to net loan growth in portfolios with a higher loss rate, a slight increase in the levels of special mention and classified loans and leases, and an updated economic forecast reflecting management’s expectation of a mild recession ahead.

Noninterest Income

The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	December 31,	September 30,	Increase
Noninterest Income	2022	2022	(Decrease)

	(In thousands)
Service charges on deposit accounts	$3,178	$3,608	$(430)
Other commissions and fees	11,208	10,034	1,174
Leased equipment income	12,322	12,835	(513)
Gain on sale of loans and leases	388	58	330
(Loss) gain on sale of securities	(49,302)	86	(49,388)
Dividends and gains on equity investments	661	3,228	(2,567)
Warrant (loss) income	(46)	292	(338)
Other income	2,635	8,478	(5,843)
Total noninterest (loss) income	$(18,956)	$38,619	$(57,575)

Noninterest income decreased by $57.6 million to a loss of $19.0 million for the fourth quarter of 2022 compared to income of $38.6 million for the third quarter of 2022 due primarily to decreases of $49.4 million in gain on sale of securities, $5.8 million in other income, and $2.6 million in dividends and gains on equity investments. The decrease in gain on sale of securities resulted from the sales of $1.0 billion of securities for a net loss of $49.3 million compared to sales of $440.4 million of securities for a net gain of $86,000 for the third quarter of 2022. The decrease in other income was due primarily to the receipt of a $5.5 million legal settlement, net of current year legal fees, in the third quarter of 2022. The decrease in dividends and gains on equity investments was due mainly to lower fair value gains on SBIC investments and income distributions on equity investments.

Noninterest Expense

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	December 31,	September 30,	Increase
Noninterest Expense	2022	2022	(Decrease)
	(In thousands)
Compensation	$106,124	$105,933	$191
Occupancy	14,922	15,574	(652)
Data processing	9,722	9,568	154
Other professional services	6,924	10,674	(3,750)
Insurance and assessments	7,205	7,159	46
Intangible asset amortization	2,629	3,649	(1,020)
Leased equipment depreciation	8,627	8,908	(281)
Foreclosed assets (income) expense, net	(108)	(248)	140
Acquisition, integration and reorganization costs	5,703	-	5,703
Customer related expense	18,197	12,673	5,524
Loan expense	6,150	6,228	(78)
Other	11,737	15,500	(3,763)
Total operating expense	197,832	195,618	2,214
Goodwill impairment	29,000	-	29,000
Total noninterest expense	$226,832	$195,618	$31,214

Noninterest expense increased by $31.2 million to $226.8 million for the fourth quarter 2022 compared to $195.6 million for the third quarter of 2022 due primarily to a $29.0 million goodwill impairment charge related to Civic. Excluding the goodwill impairment, noninterest expense increased by $2.2 million to $197.8 million. The $2.2 million increase was due mainly to increases of $5.7 million in acquisition, integration and reorganization costs and $5.5 million in customer related expense, offset partially by decreases of $3.8 million in other expense, $3.8 million in other professional services, and $1.0 million in intangible asset amortization. The increase in acquisition, integration and reorganization costs was due to early retirement benefits and severance expense in the fourth quarter. The increase in customer related expense was due mostly to higher third-party payments for deposit customers on account analysis. The decrease in other expense was due primarily to a non-recurring legal settlement accrual in the third quarter of 2022. The decrease in other professional services was due mostly to non-recurring issuance costs of the credit-linked notes transaction in the third quarter of 2022. The decrease in intangible asset amortization was due primarily to declining amortization expense on the intangible assets added from acquisitions prior to 2021.

Income Taxes

The effective income tax rate was 26.3% for the fourth quarter of 2022 compared to 24.9% for the third quarter of 2022. The increase from the third quarter of 2022 was primarily due to a tax benefit recorded in the third quarter resulting from a lapsed statute. The effective tax rate for the full year 2022 was 25.4%. The effective tax rate for the full year 2023 is currently estimated to be in the range of 26% to 28%.

BALANCE SHEET HIGHLIGHTS

Deposits and Client Investment Funds

The following table presents the composition of our deposit portfolio as of the dates indicated:

	December 31, 2022		September 30, 2022		December 31, 2021

		% of		% of		% of
Deposit Composition	Balance	Total	Balance	Total	Balance	Total

	(Dollars in thousands)
Noninterest-bearing demand	$11,212,357	33%	$12,775,756	37%	$14,543,133	41%
Interest checking	6,990,377	20%	6,780,900	20%	7,319,898	21%
Money market	7,780,758	23%	8,361,779	24%	10,241,265	29%
Savings	577,637	2%	640,875	2%	630,653	2%
Total core deposits	26,561,129	78%	28,559,310	83%	32,734,949	93%
Wholesale non-maturity deposits	2,637,362	8%	2,367,544	7%	889,976	3%
Total non-maturity deposits	29,198,491	86%	30,926,854	90%	33,624,925	96%
Retail time deposits	2,434,414	7%	1,778,325	5%	1,177,147	3%
Brokered time deposits	2,303,429	7%	1,490,693	5%	195,685	1%
Total time deposits (1)	4,737,843	14%	3,269,018	10%	1,372,832	4%
Total deposits	$33,936,334	100%	$34,195,872	100%	$34,997,757	100%

(1) Includes time deposits over $250,000 of $1.5 billion, $1.0 billion, and $486.9 million at December 31, 2022, September 30, 2022,  and December 31, 2021, respectively.

Total deposits decreased by $259.5 million or 0.8% in the fourth quarter of 2022 due primarily to a $2.0 billion or 7.0% decrease in core deposits, offset partially by a $1.5 billion increase in time deposits and a $269.8 million increase in wholesale non-maturity deposits. At December 31, 2022, core deposits totaled $26.6 billion or 78% of total deposits, including $11.2 billion of noninterest-bearing demand deposits or 33% of total deposits.

In addition to deposit products, we also offer alternative, non-depository cash investment options for select clients. These alternative options include investments managed by Pacific Western Asset Management Inc. (“PWAM”), our registered investment advisor subsidiary, and third-party sweep products. Total off-balance sheet client investment funds decreased from $1.8 billion as of September 30, 2022 to $1.4 billion as of December 31, 2022, of which $0.9 billion was managed by PWAM.

Loans and Leases

The following table presents roll forwards of loans and leases held for investment, net of deferred fees, for the periods indicated:

	Three Months Ended		Three Months Ended		Year Ended

Roll Forward of Loans and Leases Held	December 31,	September 30,	June 30,	March 31,	December 31,
for Investment, Net of Deferred Fees	2022	2022	2022	2022	2022

	(Dollars in thousands)
Balance, beginning of period	$27,660,041	$26,501,137	$24,352,072	$22,941,548	$22,941,548
Additions:
Production	1,287,248	1,758,107	2,815,181	2,574,860	8,435,396
Disbursements	1,919,979	1,677,795	1,871,627	1,589,152	7,058,553
Total production and disbursements	3,207,227	3,435,902	4,686,808	4,164,012	15,493,949
Reductions:
Payoffs	(1,136,016)	(977,654)	(1,347,447)	(1,448,680)	(4,909,797)
Paydowns	(1,050,727)	(1,256,557)	(1,183,178)	(1,264,571)	(4,755,033)
Total payoffs and paydowns	(2,186,743)	(2,234,211)	(2,530,625)	(2,713,251)	(9,664,830)
Sales	(2,611)	(19,635)	(4,319)	(36,698)	(63,263)
Transfers to foreclosed assets	(4,714)	(2,966)	-	(305)	(7,985)
Charge-offs	(3,352)	(4,652)	(2,799)	(3,234)	(14,037)
Transfers to loans held for sale	(60,719)	(15,534)	-	-	(76,253)
Total reductions	(2,258,139)	(2,276,998)	(2,537,743)	(2,753,488)	(9,826,368)
Net increase	949,088	1,158,904	2,149,065	1,410,524	5,667,581
Balance, end of period	$28,609,129	$27,660,041	$26,501,137	$24,352,072	$28,609,129

Weighted average rate on production (1)	7.55%	5.92%	4.61%	4.31%	5.24%

(1)	The weighted average rate on production presents contractual rates on a tax equivalent basis and excludes amortized fees. Amortized fees added approximately 21 basis points to loan yields in 2022.

Loans and leases held for investment, net of deferred fees, increased by $949.1 million or 3.4% in the fourth quarter of 2022 to $28.6 billion at December 31, 2022. The overall increase in the loans and leases balance for the fourth quarter of 2022 was due primarily to increases in the residential real estate mortgage and residential real estate construction portfolios.

Civic loan production was $713 million for the fourth quarter of 2022 compared to $831 million for the third quarter of 2022. The Civic loan portfolio as of December 31, 2022 totaled $3.3 billion.

The weighted average rate on the $1.3 billion of production for the fourth quarter of 2022 increased to 7.55% from 5.92% for the third quarter of 2022 due primarily to the loan mix (lower percentage of multi-family production and a higher percentage of Civic production) and the increase in market interest rates.

The following table presents the composition of loans and leases held for investment by loan portfolio segment and class, net of deferred fees, as of the dates indicated:

	December 31, 2022		September 30, 2022		December 31, 2021

		% of		% of		% of
Loan and Lease Portfolio	Balance	Total	Balance	Total	Balance	Total

	(Dollars in thousands)
Real estate mortgage:
Commercial	$3,846,831	13%	$3,770,706	14%	$3,762,299	17%
Residential	11,396,781	40%	10,860,043	39%	7,416,421	32%
Total real estate mortgage	15,243,612	53%	14,630,749	53%	11,178,720	49%
Real estate construction and land:
Commercial	898,592	3%	843,086	3%	832,591	4%
Residential	3,740,292	13%	3,450,430	12%	2,604,536	11%
Total real estate construction and land	4,638,884	16%	4,293,516	15%	3,437,127	15%
Total real estate	19,882,496	69%	18,924,265	68%	14,615,847	64%
Commercial:
Asset-based	5,140,209	18%	5,154,654	19%	4,075,477	18%
Venture capital	2,033,302	7%	2,001,086	7%	2,320,593	10%
Other commercial	1,108,451	4%	1,115,442	4%	1,471,981	6%
Total commercial	8,281,962	29%	8,271,182	30%	7,868,051	34%
Consumer	444,671	2%	464,594	2%	457,650	2%
Total loans and leases held for investment, net of deferred fees	$28,609,129	100%	$27,660,041	100%	$22,941,548	100%

Total unfunded loan commitments	$11,110,264		$11,227,234		$9,006,350

Allowance for Credit Losses ON LOANS AND LEASES

The following tables present roll forwards of the allowance for credit losses on loans and leases for the periods indicated:

	Three Months Ended December 31, 2022
Allowance for Credit	Allowance for	Reserve for	Total
Losses on Loans and	Loan and	Unfunded Loan	Allowance for
Leases Rollforward	Lease Losses	Commitments	Credit Losses

	(In thousands)
Beginning balance	$189,327	$95,071	$284,398
Charge-offs	(3,352)	-	(3,352)
Recoveries	757	-	757
Net charge-offs	(2,595)	-	(2,595)
Provision	14,000	(4,000)	10,000
Ending balance	$200,732	$91,071	$291,803

	Three Months Ended September 30, 2022
Allowance for Credit	Allowance for	Reserve for	Total
Losses on Loans and	Loan and	Unfunded Loan	Allowance for
Leases Rollforward	Lease Losses	Commitments	Credit Losses

	(In thousands)
Beginning balance	$188,705	$95,071	$283,776
Charge-offs	(4,652)	-	(4,652)
Recoveries	2,274	-	2,274
Net charge-offs	(2,378)	-	(2,378)
Provision	3,000	-	3,000
Ending balance	$189,327	$95,071	$284,398

Allowance for Credit
Losses on Loans and	Year Ended December 31,
Leases Rollforward	2022	2021

	(In thousands)
Beginning balance	$273,635	$433,752
Charge-offs	(14,037)	(10,715)
Recoveries	9,205	12,598
Net (charge-offs) recoveries	(4,832)	1,883
Provision	23,000	(162,000)
Ending balance	$291,803	$273,635

The following table presents allowance for credit losses information on loans and leases as of and for the dates and periods indicated:

Allowance for Credit Losses	December 31,	September 30,	Increase
on Loans and Leases	2022	2022	(Decrease)

	(Dollars in thousands)
Allowance for loan and lease losses	$200,732	$189,327	$11,405
Reserve for unfunded loan commitments	91,071	95,071	(4,000)
Allowance for credit losses	$291,803	$284,398	$7,405

Provision for credit losses (for the quarter)	$10,000	$3,000	$7,000
Net charge-offs (for the quarter)	$2,595	$2,378	$217
Net charge-offs to average loans and leases (for the quarter)	0.04%	0.03%
Allowance for loan and lease losses to loans and leases held for investment	0.70%	0.68%
Allowance for credit losses to loans and leases held for investment	1.02%	1.03%

The allowance for credit losses increased by $7.4 million in the fourth quarter of 2022 to $291.8 million at December 31, 2022. This increase was attributable mainly to a $10.0 million provision for credit losses, offset partially by $2.6 million in net charge-offs.

Net charge-offs over the trailing twelve months were $4.8 million, which results in net charge-offs to average loans and leases over the trailing twelve months of 0.2%.

CREDIT QUALITY

The following table presents loan and lease credit quality metrics as of the dates indicated:

	December 31,	September 30,	Increase
Credit Quality Metrics	2022	2022	(Decrease)

	(Dollars in thousands)
NPAs and Performing TDRs:
Nonaccrual loans and leases held for investment (1)	$103,778	$89,742	$14,036
Accruing loans contractually past due 90 days or more	-	-	-
Foreclosed assets, net	5,022	2,967	2,055
Total nonperforming assets ("NPAs")	$108,800	$92,709	$16,091

Performing TDRs held for investment	$7,141	$8,106	$(965)

Nonaccrual loans and leases held for investment to loans and leases held for investment	0.36%	0.32%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.38%	0.34%
Allowance for credit losses to nonaccrual loans and leases held for investment	281.2%	316.9%

Loan and Lease Credit Risk Ratings:
Pass	$27,924,599	$27,099,362	$825,237
Special mention	566,259	463,994	102,265
Classified	118,271	96,685	21,586
Total loans and leases held for investment, net of deferred fees	$28,609,129	$27,660,041	$949,088

Special mention loans and leases held for investment to loans and leases held for investment	1.98%	1.68%
Classified loans and leases held for investment to loans and leases held for investment	0.41%	0.35%

(1) Nonaccrual loans include SBA guaranteed amounts of $14.3 million at December 31, 2022 and $17.2 million at September 30, 2022.

Nonaccrual loans and leases increased by $14.0 million to $103.8 million in the fourth quarter of 2022 due primarily to an increase in nonaccrual Civic loans.

The following table presents nonaccrual loans and leases and accruing loans and leases past due between 30 and 89 days by loan portfolio segment and class as of the dates indicated:

	December 31, 2022		September 30, 2022		Increase (Decrease)
		Accruing		Accruing		Accruing
		and 30-89		and 30-89		and 30-89
		Days Past		Days Past		Days Past
	Nonaccrual	Due	Nonaccrual	Due	Nonaccrual	Due

	(In thousands)
Real estate mortgage:
Commercial	$42,509	$1,047	$42,772	$14	$(263)	$1,033
Residential	45,272	69,397	25,950	21,700	19,322	47,697
Total real estate mortgage	87,781	70,444	68,722	21,714	19,059	48,730
Real estate construction and land:
Commercial	-	-	-	-	-	-
Residential	10,621	26,257	7,101	3,051	3,520	23,206
Total real estate construction and land	10,621	26,257	7,101	3,051	3,520	23,206
Commercial:
Asset-based	865	-	2,127	-	(1,262)	-
Venture capital	-	-	3,809	-	(3,809)	-
Other commercial	4,345	385	7,616	265	(3,271)	120
Total commercial	5,210	385	13,552	265	(8,342)	120
Consumer	166	1,935	367	1,996	(201)	(61)
Total held for investment	$103,778	$99,021	$89,742	$27,026	$14,036	$71,995

Loans and leases accruing and 30-89 days past due generally fluctuate from period to period. The $72.0 million increase to $99.0 million in the fourth quarter of 2022 was due mainly to an increase in Civic delinquent loans. This was due primarily to an increase in matured loans and an increase in the dollar amount of delinquent loans which correlates with the continued growth in the Civic loan portfolio balance.

CAPITAL

The following table presents capital ratios as of the dates indicated:

	December 31,	September 30,	December 31,
	2022	2022	2021
PacWest Bancorp Consolidated:
Common equity tier 1 capital ratio (1)	8.70%	8.56%	8.86%
Tier 1 capital ratio (1)	10.60%	10.46%	9.32%
Total capital ratio (1)	13.61%	13.43%	12.69%
Tier 1 leverage capital ratio (1)	8.61%	8.63%	6.84%
Risk-weighted assets (1) (in thousands)	$33,033,597	$33,042,173	$28,508,808
Tangible common equity ratio (2)	5.13%	4.85%	6.54%
Tangible common equity ratio excluding the impact of AOCI for securities (2)	7.12%	6.97%	6.37%

(1) Capital information for December 31, 2022 is preliminary.

(2) Non-GAAP measure.

CONFERENCE CALL

PacWest Bancorp (“PacWest”) will host a conference call at 8:00 AM PT/ 11:00 AM ET on Friday, January 27, 2023, to discuss the Company’s performance for the fourth quarter of 2022.

Participants may access the conference call/webcast at:

Participant Dial-in: (888) 204-4368

Participant Webcast Link: https://event.webcasts.com/starthere.jsp?ei=1590835&tp key=aedee87ee7

Confirmation Code: 2205611

The call will be recorded and made available for replay on January 27, 2023, after 12:00 PM PT. The recording may be accessed through the link above or at https://www.pacwestbancorp.com/news-market-data/presentations/default.aspx.

ABOUT PACWEST BANCORP

PacWest is a bank holding company with over $41 billion in assets headquartered in Los Angeles, California, with an executive office in Denver, Colorado, with one wholly-owned banking subsidiary, Pacific Western Bank (the “Bank”). Pacific Western Bank is a relationship-based community bank focused on providing business banking and treasury management services to small, middle-market, and venture-backed businesses. The Bank offers a broad range of loan and lease and deposit products and services through full-service branches throughout California and in Durham, North Carolina and Denver, Colorado, and loan production offices around the country. For more information about PacWest Bancorp or Pacific Western Bank, visit www.pacwest.com.

FORWARD-LOOKING STATEMENTS

This communication contains certain forward-looking information about PacWest that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about future financial and operational results, expectations, or intentions are forward-looking statements. Such statements often use words such as “anticipates,” “targets,” “expects,” “estimates,” “intends,” “plans,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Such statements are based on information available at the time of the communication and are based on current beliefs and expectations of PacWest’s management and are subject to significant risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from those expressed in them. Continued deterioration in general business, economic, and political conditions, geopolitical tensions, uncertainty in U.S. fiscal monetary policy, including the interest rate policies of the Federal Reserve Board, and volatility and disruptions in credit and capital markets could lead to a tightening of credit and an increase of credit losses, adversely affect PacWest’s revenues and the values of our assets, including goodwill, and liabilities, and increase stock price volatility. The risks and impacts of the COVID-19 pandemic appear to have largely subsided, however, new variants may continue to impact key macro-economic indicators such as unemployment and GDP and may have a material impact on our business, financial position, and results of operations. In addition, PacWest’s results could be adversely affected by changes in interest rates, inflation, and unemployment rates, our ability to attract deposits and other sources of funding and liquidity, deterioration in the credit quality of our loan portfolio or in the value of the collateral securing those loans, deterioration in the value of our investment securities, our ability to successfully execute on our digital and innovation initiatives, the effectiveness of our risk management framework and quantitative models, and legal and regulatory developments. Actual results may differ materially from those set forth or implied in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by PacWest with the U.S. Securities and Exchange Commission.

All forward-looking statements in this communication are based on information available at the time the statement is made. We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

	December 31,	September 30,	December 31,
	2022	2022	2021

	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$212,273	$216,436	$112,548
Interest-earning deposits in financial institutions	2,027,949	2,244,272	3,944,686
Total cash and cash equivalents	2,240,222	2,460,708	4,057,234

Securities available-for-sale, at estimated fair value	4,843,487	5,891,328	10,694,458
Securities held-to-maturity, at amortized cost, net of allowance for credit losses	2,269,135	2,264,601	-
Federal Home Loan Bank stock, at cost	34,290	36,990	17,250
Total investment securities	7,146,912	8,192,919	10,711,708

Loans held for sale	65,076	15,534	-

Gross loans and leases held for investment	28,726,016	27,775,962	23,026,308
Deferred fees, net	(116,887)	(115,921)	(84,760)
Total loans and leases held for investment, net of deferred fees	28,609,129	27,660,041	22,941,548
Allowance for loan and lease losses	(200,732)	(189,327)	(200,564)
Total loans and leases held for investment, net	28,408,397	27,470,714	22,740,984

Equipment leased to others under operating leases	404,245	338,691	339,150
Premises and equipment, net	54,315	50,781	46,740
Foreclosed assets, net	5,022	2,967	12,843
Goodwill	1,376,736	1,405,736	1,405,736
Core deposit and customer relationship intangibles, net	31,381	34,010	44,957
Other assets	1,496,630	1,432,532	1,083,992
Total assets	$41,228,936	$41,404,592	$40,443,344

LIABILITIES:
Noninterest-bearing deposits	$11,212,357	$12,775,756	$14,543,133
Interest-bearing deposits	22,723,977	21,420,116	20,454,624
Total deposits	33,936,334	34,195,872	34,997,757
Borrowings	1,764,030	1,864,815	-
Subordinated debt	867,087	863,379	863,283
Accrued interest payable and other liabilities	710,954	604,581	582,674
Total liabilities	37,278,405	37,528,647	36,443,714
STOCKHOLDERS' EQUITY (1)	3,950,531	3,875,945	3,999,630
Total liabilities and stockholders’ equity	$41,228,936	$41,404,592	$40,443,344

Book value per common share	$28.71	$28.07	$33.45
Tangible book value per common share (2)	$17.00	$16.11	$21.31
Common shares outstanding	120,222,057	120,314,023	119,584,854

(1) Includes net unrealized (loss) gain on:
Securities available-for-sale, net	$(586,450)	$(637,346)	$65,968
Securities held to maturity	(204,453)	(210,868)	-
Total	$(790,903)	$(848,214)	$65,968
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2022	2022	2021	2022	2021

	(In thousands, except per share data)
Interest income:
Loans and leases	$404,985	$346,550	$263,662	$1,312,580	$996,457
Investment securities	50,292	53,135	48,469	209,751	153,468
Deposits in financial institutions	17,746	10,359	2,674	34,158	8,804
Total interest income	473,023	410,044	314,805	1,556,489	1,158,729

Interest expense:
Deposits	117,591	61,288	6,622	200,449	27,808
Borrowings	19,962	3,081	64	25,645	623
Subordinated debt	12,531	10,494	7,714	39,633	26,474
Total interest expense	150,084	74,863	14,400	265,727	54,905

Net interest income	322,939	335,181	300,405	1,290,762	1,103,824
Provision for credit losses	10,000	3,000	(6,000)	24,500	(162,000)
Net interest income after provision for credit losses	312,939	332,181	306,405	1,266,262	1,265,824

Noninterest income:
Service charges on deposit accounts	3,178	3,608	3,476	13,991	13,269
Other commissions and fees	11,208	10,034	10,633	43,635	42,287
Leased equipment income	12,322	12,835	12,602	50,586	45,746
Gain on sale of loans and leases	388	58	172	518	1,733
(Loss) gain on sale of securities	(49,302)	86	999	(50,321)	1,615
Dividends and gains (losses) on equity investments	661	3,228	(1,570)	(3,389)	23,115
Warrant (loss) income	(46)	292	23,990	2,490	49,341
Other income	2,635	8,478	7,080	17,317	16,821
Total noninterest (loss) income	(18,956)	38,619	57,382	74,827	193,927

Noninterest expense:
Compensation	106,124	105,933	99,700	406,839	368,450
Occupancy	14,922	15,574	14,656	60,964	58,422
Data processing	9,722	9,568	8,171	38,177	30,277
Other professional services	6,924	10,674	5,946	30,278	21,492
Insurance and assessments	7,205	7,159	5,032	25,486	17,365
Intangible asset amortization	2,629	3,649	3,876	13,576	12,734
Leased equipment depreciation	8,627	8,908	9,569	35,658	35,755
Foreclosed assets (income) expense, net	(108)	(248)	(260)	(3,737)	(213)
Acquisition, integration and reorganization costs	5,703	-	5,590	5,703	9,415
Customer related expense	18,197	12,673	6,175	55,273	20,504
Loan expense	6,150	6,228	5,627	24,572	17,031
Goodwill impairment	29,000	-	-	29,000	-
Other expense	11,737	15,500	12,028	51,732	46,185
Total noninterest expense	226,832	195,618	176,110	773,521	637,417

Earnings before income taxes	67,151	175,182	187,677	567,568	822,334
Income tax expense	17,642	43,566	51,632	143,955	215,375
Net earnings	49,509	131,616	136,045	423,613	606,959
Preferred stock dividends	9,947	9,392	-	19,339	-
Net earnings available to common stockholders	$39,562	$122,224	$136,045	$404,274	$606,959

Basic and diluted earnings per common share	$0.33	$1.02	$1.14	$3.37	$5.10
Dividends declared and paid per common share	$0.25	$0.25	$0.25	$1.00	$1.00

PACWEST BANCORP AND SUBSIDIARIES

NET EARNINGS PER COMMON SHARE

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2022	2022	2021	2022	2021

	(Dollars in thousands, except per share data)
Basic Earnings Per Common Share:
Net earnings	$49,509	$131,616	$136,045	$423,613	$606,959
Less: Preferred stock dividends	(9,947)	(9,392)	-	(19,339)	-
Net earnings available to common stockholders	39,562	122,224	136,045	404,274	606,959
Less: Earnings allocated to unvested restricted stock (1)	(714)	(2,331)	(2,311)	(7,474)	(10,248)
Net earnings allocated to common shares	$38,848	$119,893	$133,734	$396,800	$596,711

Weighted average basic shares and unvested restricted stock outstanding	120,314	120,342	119,577	120,071	119,349
Less: weighted average unvested restricted stock outstanding	(2,503)	(2,556)	(2,314)	(2,442)	(2,255)
Weighted average basic shares outstanding	117,811	117,786	117,263	117,629	117,094

Basic earnings per common share	$0.33	$1.02	$1.14	$3.37	$5.10

Diluted Earnings Per Common Share:
Net earnings allocated to common shares	$38,848	$119,893	$133,734	$396,800	$596,711

Weighted average diluted shares outstanding	117,811	117,786	117,263	117,629	117,094

Diluted earnings per common share	$0.33	$1.02	$1.14	$3.37	$5.10

(1) Represents cash dividends paid to holders of unvested stock, net of forfeitures, plus undistributed earnings amounts available to holders of unvested restricted stock, if any.

PACWEST BANCORP AND SUBSIDIARIES

AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	December 31, 2022			September 30, 2022			December 31, 2021
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost	Balance	Expense	Cost

	(Dollars in thousands)
Assets:
Loans and leases (1)(2)	$28,192,953	$407,135	5.73%	$27,038,873	$348,639	5.12%	$21,367,665	$265,549	4.93%
Investment securities (3)	7,824,915	50,697	2.57%	8,803,349	54,423	2.45%	9,964,568	50,710	2.02%
Deposits in financial institutions	1,881,950	17,746	3.74%	1,809,809	10,359	2.27%	5,961,104	2,674	0.18%
Total interest-earning assets (1)	37,899,818	475,578	4.98%	37,652,031	413,421	4.36%	37,293,337	318,933	3.39%
Other assets	3,252,145			3,189,241			3,064,810
Total assets	$41,151,963			$40,841,272			$40,358,147

Liabilities and Stockholders' Equity:
Interest checking	$7,146,333	41,427	2.30%	$6,650,477	19,475	1.16%	$7,767,211	2,041	0.10%
Money market	10,088,641	51,687	2.03%	10,914,027	31,780	1.16%	10,226,366	3,400	0.13%
Savings	616,298	66	0.04%	649,574	42	0.03%	634,874	39	0.02%
Time	3,909,130	24,411	2.48%	3,000,187	9,991	1.32%	1,421,859	1,142	0.32%
Total interest-bearing deposits	21,760,402	117,591	2.14%	21,214,265	61,288	1.15%	20,050,310	6,622	0.13%
Borrowings	1,675,738	19,962	4.73%	505,482	3,081	2.42%	234,391	64	0.11%
Subordinated debt	864,581	12,531	5.75%	863,719	10,494	4.82%	862,777	7,714	3.55%
Total interest-bearing liabilities	24,300,721	150,084	2.45%	22,583,466	74,863	1.32%	21,147,478	14,400	0.27%
Noninterest-bearing demand deposits	12,325,902			13,653,177			14,713,385
Other liabilities	626,540			593,450			543,017
Total liabilities	37,253,163			36,830,093			36,403,880
Stockholders' equity	3,898,800			4,011,179			3,954,267
Total liabilities and stockholders' equity	$41,151,963			$40,841,272			$40,358,147
Net interest income (1)		$325,494			$338,558			$304,533
Net interest spread (1)			2.53%			3.04%			3.12%
Net interest margin (1)			3.41%			3.57%			3.24%

Total deposits (4)	$34,086,304	$117,591	1.37%	$34,867,442	$61,288	0.70%	$34,763,695	$6,622	0.08%

(1)	Tax equivalent.
(2)	Includes net loan premium amortization of $2.5 million, $3.8 million, and $6.4 million for the three months ended December 31, 2022, September 30, 2022, and December 31, 2021, respectively.
(3)	Includes tax-equivalent adjustments of $0.4 million, $1.3 million, and $2.2 million for the three months ended December 31, 2022, September 30, 2022, and December 31, 2021 related to tax-exempt income on investment securities.
The federal statutory tax rate utilized was 21%.
(4)	Total deposits is the sum of total interest-bearing deposits and noninterest-bearing demand deposits. The cost of total deposits is calculated as annualized interest expense on total deposits divided by average total deposits.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER BALANCE SHEET

	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021

	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$212,273	$216,436	$197,027	$205,446	$112,548
Interest-earning deposits in financial institutions	2,027,949	2,244,272	2,192,877	1,865,235	3,944,686
Total cash and cash equivalents	2,240,222	2,460,708	2,389,904	2,070,681	4,057,234

Securities available-for-sale	4,843,487	5,891,328	6,780,648	9,975,109	10,694,458
Securities held-to-maturity	2,269,135	2,264,601	2,260,367	-	-
Federal Home Loan Bank stock	34,290	36,990	33,210	17,250	17,250
Total investment securities	7,146,912	8,192,919	9,074,225	9,992,359	10,711,708

Loans held for sale	65,076	15,534	-	-	-

Gross loans and leases held for investment	28,726,016	27,775,962	26,608,541	24,439,749	23,026,308
Deferred fees, net	(116,887)	(115,921)	(107,404)	(87,677)	(84,760)
Total loans and leases held for investment, net of deferred fees	28,609,129	27,660,041	26,501,137	24,352,072	22,941,548
Allowance for loan and lease losses	(200,732)	(189,327)	(188,705)	(197,398)	(200,564)
Total loans and leases held for investment, net	28,408,397	27,470,714	26,312,432	24,154,674	22,740,984

Equipment leased to others under operating leases	404,245	338,691	324,233	325,305	339,150
Premises and equipment, net	54,315	50,781	51,083	51,011	46,740
Foreclosed assets, net	5,022	2,967	-	304	12,843
Goodwill	1,376,736	1,405,736	1,405,736	1,405,736	1,405,736
Core deposit and customer relationship intangibles, net	31,381	34,010	37,659	41,308	44,957
Other assets	1,496,630	1,432,532	1,355,451	1,208,261	1,083,992
Total assets	$41,228,936	$41,404,592	$40,950,723	$39,249,639	$40,443,344

LIABILITIES:
Noninterest-bearing deposits	$11,212,357	$12,775,756	$13,338,029	$14,057,051	$14,543,133
Interest-bearing deposits	22,723,977	21,420,116	20,630,123	19,167,844	20,454,624
Total deposits	33,936,334	34,195,872	33,968,152	33,224,895	34,997,757
Borrowings	1,764,030	1,864,815	1,592,000	991,000	-
Subordinated debt	867,087	863,379	863,756	863,880	863,283
Accrued interest payable and other liabilities	710,954	604,581	548,412	519,269	582,674
Total liabilities	37,278,405	37,528,647	36,972,320	35,599,044	36,443,714
STOCKHOLDERS' EQUITY (1)	3,950,531	3,875,945	3,978,403	3,650,595	3,999,630
Total liabilities and stockholders’ equity	$41,228,936	$41,404,592	$40,950,723	$39,249,639	$40,443,344

Book value per common share	$28.71	$28.07	$28.93	$30.52	$33.45
Tangible book value per common share (2)	$17.00	$16.11	$16.93	$18.42	$21.31
Common shares outstanding	120,222,057	120,314,023	120,288,024	119,601,766	119,584,854

(1) Includes net unrealized (loss) gain on:
Securities available-for-sale, net	$(586,450)	$(637,346)	$(428,242)	$(376,475)	$65,968
Securities held to maturity	(204,453)	(210,868)	(216,508)	-	-
Total	$(790,903)	$(848,214)	$(644,750)	$(376,475)	$65,968
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER STATEMENT OF EARNINGS

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
	(In thousands, except per share data)
Interest income:
Loans and leases	$404,985	$346,550	$293,286	$267,759	$263,662
Investment securities	50,292	53,135	52,902	53,422	48,469
Deposits in financial institutions	17,746	10,359	4,330	1,723	2,674
Total interest income	473,023	410,044	350,518	322,904	314,805

Interest expense:
Deposits	117,591	61,288	15,362	6,208	6,622
Borrowings	19,962	3,081	2,441	161	64
Subordinated debt	12,531	10,494	8,790	7,818	7,714
Total interest expense	150,084	74,863	26,593	14,187	14,400

Net interest income	322,939	335,181	323,925	308,717	300,405
Provision for credit losses	10,000	3,000	11,500	-	(6,000)
Net interest income after provision for credit losses	312,939	332,181	312,425	308,717	306,405

Noninterest income:
Service charges on deposit accounts	3,178	3,608	3,634	3,571	3,476
Other commissions and fees	11,208	10,034	10,813	11,580	10,633
Leased equipment income	12,322	12,835	12,335	13,094	12,602
Gain on sale of loans and leases	388	58	12	60	172
(Loss) gain on sale of securities	(49,302)	86	(1,209)	104	999
Dividends and gains (losses) on equity investments	661	3,228	4,097	(11,375)	(1,570)
Warrant (loss) income	(46)	292	1,615	629	23,990
Other income	2,635	8,478	3,049	3,155	7,080
Total noninterest (loss) income	(18,956)	38,619	34,346	20,818	57,382

Noninterest expense:
Compensation	106,124	105,933	102,542	92,240	99,700
Occupancy	14,922	15,574	15,268	15,200	14,656
Data processing	9,722	9,568	9,258	9,629	8,171
Other professional services	6,924	10,674	6,726	5,954	5,946
Insurance and assessments	7,205	7,159	5,632	5,490	5,032
Intangible asset amortization	2,629	3,649	3,649	3,649	3,876
Leased equipment depreciation	8,627	8,908	8,934	9,189	9,569
Foreclosed assets (income) expense, net	(108)	(248)	(28)	(3,353)	(260)
Acquisition, integration and reorganization costs	5,703	-	-	-	5,590
Customer related expense	18,197	12,673	11,748	12,655	6,175
Loan expense	6,150	6,228	7,037	5,157	5,627
Goodwill impairment	29,000	-	-	-	-
Other expense	11,737	15,500	12,879	11,616	12,028
Total noninterest expense	226,832	195,618	183,645	167,426	176,110

Earnings before income taxes	67,151	175,182	163,126	162,109	187,677
Income tax expense	17,642	43,566	40,766	41,981	51,632
Net earnings	49,509	131,616	122,360	120,128	136,045
Preferred stock dividends	9,947	9,392	-	-	-
Net earnings available to common stockholders	$39,562	$122,224	$122,360	$120,128	$136,045

Basic and diluted earnings per common share	$0.33	$1.02	$1.02	$1.01	$1.14
Dividends declared and paid per common share	$0.25	$0.25	$0.25	$0.25	$0.25

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021

	(Dollars in thousands)
Performance Ratios:
Return on average assets (1)	0.48%	1.28%	1.23%	1.22%	1.34%
Pre-provision, pre-goodwill impairment, pre-tax net revenue ("PPNR") return on average assets (1)(2)	1.02%	1.73%	1.75%	1.65%	1.79%
Return on average equity (1)	5.04%	13.02%	13.44%	12.66%	13.65%
Return on average tangible common equity (1)(2)	14.39%	24.11%	24.42%	20.93%	22.06%
Efficiency ratio	53.3%	51.0%	49.5%	50.1%	46.2%
Noninterest expense as a percentage of average assets (1)	2.19%	1.90%	1.84%	1.70%	1.73%

Average Yields/Costs (1):
Yield on:
Average loans and leases (3)	5.73%	5.12%	4.65%	4.66%	4.93%
Average investment securities (3)	2.57%	2.45%	2.32%	2.17%	2.02%
Average interest-earning assets (3)	4.98%	4.36%	3.85%	3.59%	3.39%
Cost of:
Average interest-bearing deposits	2.14%	1.15%	0.31%	0.13%	0.13%
Average total deposits	1.37%	0.70%	0.18%	0.07%	0.08%
Average interest-bearing liabilities	2.45%	1.32%	0.49%	0.27%	0.27%
Net interest spread (3)	2.53%	3.04%	3.36%	3.32%	3.12%
Net interest margin (3)	3.41%	3.57%	3.56%	3.43%	3.24%

Average Balances:
Assets:
Loans and leases, net of deferred fees	$28,192,953	$27,038,873	$25,499,773	$23,433,019	$21,367,665
Investment securities	7,824,915	8,803,349	9,488,653	10,397,709	9,964,568
Deposits in financial institutions	1,881,950	1,809,809	1,984,751	3,083,159	5,961,104
Interest-earning assets	37,899,818	37,652,031	36,973,177	36,913,887	37,293,337
Total assets	41,151,963	40,841,272	40,031,891	39,883,304	40,358,147
Liabilities:
Noninterest-bearing deposits	12,325,902	13,653,177	13,987,398	14,463,667	14,713,385
Interest-bearing deposits	21,760,402	21,214,265	19,661,618	19,868,395	20,050,310
Total deposits	34,086,304	34,867,442	33,649,016	34,332,062	34,763,695
Borrowings	1,675,738	505,482	1,356,616	298,444	234,391
Subordinated debt	864,581	863,719	863,653	863,572	862,777
Interest-bearing liabilities	24,300,721	22,583,466	21,881,887	21,030,411	21,147,478
Stockholders' equity	3,898,800	4,011,179	3,652,368	3,847,481	3,954,267

(1) Annualized.

(2) Non-GAAP measure.

(3) Tax equivalent.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021

	(Dollars in thousands, except per share data)
Credit Quality Metrics for Loans and Leases Held for Investment:
Nonaccrual loans and leases	$103,778	$89,742	$78,527	$66,538	$61,174
Nonperforming assets	108,800	92,709	78,527	66,842	74,017
Special mention loans and leases	566,259	463,994	480,261	377,315	391,611
Classified loans and leases	118,271	96,685	104,264	82,068	116,104
Allowance for loan and lease losses	200,732	189,327	188,705	197,398	200,564
Allowance for credit losses	291,803	284,398	283,776	272,469	273,635
For the quarter:
Provision for credit losses	10,000	3,000	10,000	-	(6,000)
Net charge-offs (recoveries)	2,595	2,378	(1,307)	1,166	169

Nonaccrual loans and leases to loans and leases	0.36%	0.32%	0.30%	0.27%	0.27%
Nonperforming assets to loans and leases and foreclosed assets	0.38%	0.34%	0.30%	0.27%	0.32%
Special mention loans and leases to loans and leases	1.98%	1.68%	1.81%	1.55%	1.71%
Classified loans and leases to loans and leases	0.41%	0.35%	0.39%	0.34%	0.51%
Allowance for loan and lease losses to loans and leases	0.70%	0.68%	0.71%	0.81%	0.87%
Allowance for credit losses to loans and leases	1.02%	1.03%	1.07%	1.12%	1.19%
Allowance for credit losses to nonaccrual loans and leases	281.18%	316.91%	361.37%	409.49%	447.31%
Net charge-offs (recoveries) to average loans and leases	0.04%	0.03%	(0.02)%	0.02%	0.00%
Trailing 12 months net charge-offs (recoveries) to average loans and leases	0.02%	0.01%	0.00%	(0.02)%	(0.01)%

PacWest Bancorp Consolidated:
Common equity tier 1 capital ratio (1)	8.70%	8.56%	8.24%	8.64%	8.86%
Tier 1 capital ratio (1)	10.60%	10.46%	10.15%	9.07%	9.32%
Total capital ratio (1)	13.61%	13.43%	13.12%	12.27%	12.69%
Tier 1 leverage capital ratio (1)	8.61%	8.63%	8.52%	7.11%	6.84%
Risk-weighted assets (1)	$33,033,597	$33,042,173	$33,009,455	$30,297,312	$28,508,808

Equity to assets ratio	9.58%	9.36%	9.72%	9.30%	9.89%
Tangible common equity ratio (2)	5.13%	4.85%	5.15%	5.83%	6.54%
Book value per common share	$28.71	$28.07	$28.93	$30.52	$33.45
Tangible book value per common share (2)	$17.00	$16.11	$16.93	$18.42	$21.31

Pacific Western Bank:
Common equity tier 1 capital ratio (1)	10.32%	10.17%	9.78%	9.32%	9.56%
Tier 1 capital ratio (1)	10.32%	10.17%	9.78%	9.32%	9.56%
Total capital ratio (1)	12.34%	12.16%	11.77%	11.45%	11.80%
Tier 1 leverage capital ratio (1)	8.39%	8.39%	8.21%	7.31%	7.00%

(1) Capital information for December 31, 2022 is preliminary.

(2) Non-GAAP measure.

GAAP TO NON-GAAP RECONCILIATIONS

This press release contains certain non-GAAP financial disclosures for: (1) Pre-provision, pre-goodwill impairment, pre-tax net revenue (“PPNR”), (2) PPNR return on average assets (3) return on average tangible common equity, (4) tangible common equity ratio, and (5) tangible book value per common share. The Company uses these non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. In particular, the use of PPNR, return on average tangible common equity, tangible common equity ratio, and tangible book value per common share is prevalent among banking regulators, investors, and analysts. Accordingly, we disclose the non-GAAP measures in addition to the related GAAP measures of: (1) net earnings, (2) return on average assets, (3) return on average equity, (4) equity to assets ratio, and (5) book value per common share.

The tables below present the reconciliations of these GAAP financial measures to the related non-GAAP financial measures:

	Three Months Ended			Year Ended
PPNR and PPNR Return	December 31,	September 30,	December 31,	December 31,
on Average Assets	2022	2022	2021	2022	2021

	(Dollars in thousands)
Net earnings	$49,509	$131,616	$136,045	$423,613	$606,959

Net interest income	$322,939	$335,181	$300,405	$1,290,762	$1,103,824
Add: Noninterest (loss) income	(18,956)	38,619	57,382	74,827	193,927
Less: Noninterest expense	(226,832)	(195,618)	(176,110)	(773,521)	(637,417)
Add: Goodwill impairment	29,000	-	-	29,000	-
Pre-provision, pre-goodwill impairment, pre-tax net revenue ("PPNR")	$106,151	$178,182	$181,677	$621,068	$660,334

Average assets	$41,151,963	$40,841,272	$40,358,147	$40,481,581	$35,518,488

Return on average assets (1)	0.48%	1.28%	1.34%	1.05%	1.71%
PPNR return on average assets (2)	1.02%	1.73%	1.79%	1.53%	1.86%

(1) Annualized net earnings divided by average assets.

(2) Annualized PPNR divided by average assets.

	Three Months Ended			Year Ended
Return on Average	December 31,	September 30,	December 31,	December 31,
Tangible Common Equity	2022	2022	2021	2022	2021

	(Dollars in thousands)
Net earnings	$49,509	$131,616	$136,045	$423,613	$606,959
Less: Preferred stock dividends	(9,947)	(9,392)	-	(19,339)	-
Net earnings available to common stockholders	39,562	122,224	136,045	404,274	606,959
Add: Intangible asset amortization	2,629	3,649	3,876	13,576	12,734
Add: Goodwill impairment	29,000	-	-	29,000	-
Adjusted net earnings	$71,191	$125,873	$139,921	$446,850	$619,693

Average stockholders' equity	$3,898,800	$4,011,179	$3,954,267	$3,853,033	$3,808,019
Less: Average intangible assets	1,438,173	1,441,689	1,437,780	1,443,528	1,269,546
Less: Average preferred stock	498,516	498,516	-	285,488	-
Average tangible common equity	$1,962,111	$2,070,974	$2,516,487	$2,124,017	$2,538,473

Return on average equity (1)	5.04%	13.02%	13.65%	10.99%	15.94%
Return on average tangible common equity (2)	14.39%	24.11%	22.06%	21.04%	24.41%

(1) Annualized net earnings divided by average stockholders' equity.

(2) Annualized adjusted net earnings divided by average tangible common equity.

Tangible Common Equity Ratio/
Tangible Book Value Per	December 31,	September 30,	June 30,	March 31,	December 31,
Common Share	2022	2022	2022	2022	2021

	(Dollars in thousands, except per share data)
Stockholders' equity	$3,950,531	$3,875,945	$3,978,403	$3,650,595	$3,999,630
Less: Preferred stock	498,516	498,516	498,516	-	-
Total common equity	3,452,015	3,377,429	3,479,887	3,650,595	3,999,630
Less: Intangible assets	1,408,117	1,439,746	1,443,395	1,447,044	1,450,693
Tangible common equity	2,043,898	1,937,683	2,036,492	2,203,551	2,548,937
Add: Accumulated other comprehensive loss (income)	790,903	848,214	644,750	376,475	(65,968)
Adjusted tangible common equity	$2,834,801	$2,785,897	$2,681,242	$2,580,026	$2,482,969

Total assets	$41,228,936	$41,404,592	$40,950,723	$39,249,639	$40,443,344
Less: Intangible assets	1,408,117	1,439,746	1,443,395	1,447,044	1,450,693
Tangible assets	$39,820,819	$39,964,846	$39,507,328	$37,802,595	$38,992,651

Equity to assets ratio	9.58%	9.36%	9.72%	9.30%	9.89%
Tangible common equity ratio (1)	5.13%	4.85%	5.15%	5.83%	6.54%
Tangible common equity ratio, excluding AOCI (2)	7.12%	6.97%	6.79%	6.82%	6.37%
Book value per common share (3)	$28.71	$28.07	$28.93	$30.52	$33.45
Tangible book value per common share (4)	$17.00	$16.11	$16.93	$18.42	$21.31
Tangible book value per common share, excluding AOCI (5)	$23.58	$23.16	$22.29	$21.57	$20.76
Common shares outstanding	120,222,057	120,314,023	120,288,024	119,601,766	119,584,854

(1) Tangible common equity divided by tangible assets.

(2) Adjusted tangible common equity divided by tangible assets.

(3) Total common equity divided by common shares outstanding.

(4) Tangible common equity divided by common shares outstanding.

(5) Adjusted tangible common equity divided by common shares outstanding.

CONTACTS

Kevin L. Thompson Executive Vice President, Chief Financial Officer 303.802.8934	William J. Black Executive Vice President, Strategy and Corporate Development 919.597.7466